Exhibit 10.2

$100,000,000                                                    January 30, 2008
                                                         Los Angeles, California


     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of Bank of America, N.A. (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of One Hundred Million Dollars ($100,000,000), or such lesser principal amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrower to Lender on such Maturity Date under that certain Amended and Restated Credit Agreement dated as of June 30, 2004, as amended, between California Pizza Kitchen, Inc., a Delaware corporation, successor by merger to California Pizza Kitchen, Inc., a California corporation ("Borrower") and Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined).

     Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

     All payments of principal and interest shall be made to Lender in United States dollars in immediately available funds at its Lending Office.

     If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

     This Note is the "Note" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. This Note is nonnegotiable.

     Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.


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     Borrower  agrees to pay all collection  expenses,  court costs and Attorney
Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


                                          CALIFORNIA PIZZA KITCHEN, INC.


                                          By:  /s/ Susan M. Collyns
                                             ----------------------

                                          Name:  Susan M. Collyns
                                               ------------------

                                          Title: Chief Financial Officer
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